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Allied Capital Advisers, Inc.
Exhibit 11 Computation of Earnings Per Common Share
Form 10-Q
March 31, 1997

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                                                For the Three Months Ended
                                                           March 31,
                                              ------------------------------
                                                    1997             1996
                                              ------------------------------
Primary Earnings Per Common Share:

  Net Income                                      $773,000        $723,000
                                              ==============================


  Weighted average of common
       shares outstanding                        8,932,747       8,990,349

  Weighted average of common
       shares issuable on exercise
       of outstanding stock options                745,277         888,620
                                              ------------------------------

  Weighted average of common
       shares outstanding, as adjusted           9,678,024       9,878,969
                                              ==============================


  Net Income per share                               $0.08           $0.07
                                              ==============================



Fully Diluted Earnings Per Common Share:

  Net Income                                      $773,000        $723,000
                                              ==============================

  Weighted average common
       shares and common share
       equivalents as computed for
       primary earnings per share                9,678,024       9,878,969
                                              ==============================

  Weighted average of additional
       shares issuable on exercise
       of outstanding stock options                      0          92,076
                                              ------------------------------

  Weighted average of common
       shares outstanding, as adjusted           9,678,024       9,971,045
                                              ==============================


  Net Income assuming full dilution                  $0.08           $0.07
                                              ==============================
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